As filed with the Securities and Exchange Commission on August 8, 2000

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           TROY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   16-1559508
                      (IRS employer identification number)

                                32 Second Street
                              Troy, New York 12180
                                 (518) 270-3313
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ------------------------
        The Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust
                            (Full title of the Plan)
                            ------------------------
                             Edward M. Maziejka, Jr.
                             Chief Financial Officer
                           Troy Financial Corporation
                      32 Second Street Troy, New York 12180
                                 (518) 270-3313
            (Name, address and telephone number of Agent for Service)

                                    Copy to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-8575
                            ------------------------

----------------------------------------------------------------------------------------------------------------------
 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered             registered          offering price per     aggregate offering      registration fee
                                                         share                   price
----------------------------------------------------------------------------------------------------------------------
  Common Stock, $.0001      27,600 shares (1)         $10.188 (2)            $281,188.80 (2)          $74.23 (2)
       par value
----------------------------------------------------------------------------------------------------------------------
 Interests in The Troy           N/A (3)                  N/A                     N/A                  N/A (3)
  Savings Bank 401(k)
  Savings Plan in RSI
  Retirement Trust (3)
----------------------------------------------------------------------------------------------------------------------

(1) Estimated maximum aggregate number of shares of Troy Financial Corporation ("Troy") common stock purchasable with employee contributions under The Troy Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") during the next 36 months.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $10.188 per share, which was the average of the closing bid and ask prices of Troy common stock on August 1, 2000.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Troy hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

                  (a) Troy's annual report on Form 10-K for the fiscal year ended September 30, 1999 (File No. 000-25439) filed with the SEC on December 30, 1999.

                  (b) Troy's quarterly reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000, and current report on Form 8-K filed on February 29, 2000.

                  (c) The description of Troy common stock, par value $.0001 per share, contained in Troy's registration statement on Form 8-A (File No. 000-25439) filed with the SEC on February 24, 1999.

                  In addition, all documents and reports filed by Troy subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Troy is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of a corporation, or are or were serving at the request of a corporation in such a capacity with another business organization or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of a corporation, Section 145 provides for indemnification of expenses (including attorneys' fees) if the person seeking indemnification acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall been adjudged liable to the corporation unless, upon a determination by the Court of Chancery or the court in which such action or suit was brought, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

                  Section 12 of Troy's Certificate of Incorporation provides that, to the extent permitted by law, Troy shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of Troy, or is or was serving at the request of Troy as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Moreover, to the extent permitted by law, Troy will fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of Troy, or is or was serving at the request of Troy as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Troy will also advance expenses upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. Section 8 of Troy's Bylaws provides for similar indemnification of such persons.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

   Exhibit
     No.                                   Exhibit
     ---                                   -------

     4.1 Specimen common stock certificate of Troy Financial Corporation (incorporated by reference to Exhibit 4.3 of Troy's registration statement on Form S-1 (File No. 333-68813) filed with the SEC on December 11, 1998, as amended).

     5.1        Legal Opinion of Hogan & Hartson L.L.P.

     23.1       Consent of KPMG LLP.

     23.2       Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)

     99.1       Section 145 of the Delaware General Corporation Law.

         Troy will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.           UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)  To  include  any  prospectus  required  by
                  Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the  prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                                 (iii) To include any material  information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the

                  Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Troy, state of New York on July 27, 2000.

                                  TROY FINANCIAL CORPORATION


                                  By:  /s/ Daniel J. Hogarty
                                       ---------------------
                                       Daniel J. Hogarty, Jr.
                                       President, Chief Executive Officer and
                                       Chairman

         Each person whose signature appears below appoints Daniel J. Hogarty, Jr. or Kevin M. O'Bryan, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of July, 2000.

                      SIGNATURE                            TITLE
                      ---------                            -----


       /s/ Daniel J. Hogarty             President, Chief Executive Officer and
------------------------------------          Chairman (Principal Executive
           Daniel J. Hogarty                               Officer)


      /s/ Edward M. Maziejka                Chief Financial Officer (Principal
-------------------------------------                 Financial Officer)
          Edward M. Maziejka


     /s/ George H. Arakelian                              Director
-------------------------------------
         George H. Arakelian



      /s/ Richard B. Devane
-------------------------------------                     Director
          Richard B. Devane


      /s/ Michael E. Fleming
-------------------------------------                     Director
          Michael E. Fleming

        /s/ Willie A. Hammett
-------------------------------------                     Director
            Willie A. Hammett


        /s/ Thomas B. Healy
-------------------------------------                     Director
            Thomas B. Healy


        /s/ Keith D. Millsop
-------------------------------------                     Director
            Keith D. Millsop


       /s/ Edward G. O'Haire
-------------------------------------                     Director
           Edward G. O'Haire


         /s/ Marvin L. Wulf
-------------------------------------                     Director
             Marvin L. Wulf


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Troy, state of New York, on July 27th, 2000.

                                          THE TROY  SAVINGS  BANK  401(k)
                                          SAVINGS  PLAN IN RSI RETIREMENT TRUST


                                          By:  /s/ Evelyn A. Morris
                                               --------------------
                                               Evelyn A. Morris
                                               Plan Administrator

                                  EXHIBIT INDEX


   Exhibit
     No.                                  Exhibit
     ---                                  -------
      4.1 Specimen common stock certificate of Troy Financial Corporation (incorporated by reference to Exhibit 4.3 of Troy's registration statement on Form S-1 (File No. 333-68813) filed with the SEC on December 11, 1998, as amended).
      5.1       Legal Opinion of Hogan & Hartson L.L.P.
     23.1       Consent of KPMG LLP.
     23.2       Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1)
     99.1       Section 145 of the Delaware General Corporation Law.